Exhibit 99.1

News Release

Media Contact:	Ron Rogers	Investor Contact:	Scott Gleason
	(908) 285-0248		(801) 584-1143
	rrogers@myriad.com		sgleason@myriad.com

Myriad Acquires Sividon Diagnostics

Strengthens Market Leading Oncology Product Portfolio with Breast Cancer Prognostic Test EndoPredict®

SALT LAKE CITY, Utah, May 31, 2016 – Myriad Genetics, Inc. (NASDAQ: MYGN), a leader in molecular diagnostics and personalized medicine, today announced that it has acquired Sividon Diagnostics, a leading breast cancer prognostic company, for €35 million upfront with the potential for €15 million in additional performance-based milestones. The transaction closed on May 31, 2016. Myriad expects the deal to be neutral to both revenue and earnings in fiscal year 2017. A discussion on the details and strategy underlying the transaction will be provided on a conference call today at 4:30 pm EST.

“Sividon brings to Myriad the best-in-class breast cancer prognostic test and strengthens our market leading oncology portfolio of high value personalized medicine products,” said Mark C. Capone, president and CEO, Myriad Genetic Laboratories. “The EndoPredict® test will be the foundational product of our newly initiated kit-based strategy and allow Myriad to leverage its global oncology distribution to bring this important test to patients worldwide.”

“We are excited to be integrated with the global leader and pioneer in personalized medicine,” said Christoph Petry, CEO of Sividon Diagnostics. “Myriad has the reimbursement, regulatory, and commercial expertise to make this product very successful especially as we seek distribution in the United States and broader reimbursement coverage in Europe.”

Sividon Diagnostics was spun out of Siemens Healthcare Diagnostics in 2010 as part of a management buyout. Their core EndoPredict product is a kit based RNA expression test that evaluates 12 genes to assess the aggressiveness of breast cancer on a molecular level. The test is currently CE Marked on the Siemens Versant instrument, however, Myriad is transitioning the product to the Thermo Fisher QuantStudio platform as a key step in the international kit strategy. EndoPredict has been evaluated in 5 major studies incorporating more than 4,000 patients, utilized on a clinical basis in over 13,000 patients worldwide, and is extensively referenced in clinical guidelines across the globe. In a head-to head study, it has been shown to outperform the prognostic ability of the leading first generation test while providing definitive answers with no intermediate results.

Benefits of the Transaction

•	Synergistic Product Within the 4in6 Strategy: EndoPredict evaluates the aggressiveness of breast cancer to help patients decide whether to safely forgo chemotherapy and will be added into our existing oncology commercial channel, creating significant opportunities for operating leverage.

•	Substantial Market Opportunity: Myriad believes the global market opportunity for EndoPredict is greater than $600 million with the majority of that market existing in major European countries, Canada, and the United States. We estimate that this market is less than 25 percent penetrated on a global basis and EndoPredict should benefit from a significant expansion in reimbursement in the coming years.

•	Best-in-Class Product: EndoPredict has been studied in approximately 4,000 patients and utilized in over 13,000 patients, and has consistently demonstrated the best ability to predict which patients are at low risk for distant metastases in both node negative and node positive patients. Additionally, the kit based format provides unique advantages in the marketplace and EndoPredict will be the foundational product in Myriad’s global kit based strategy.

•	Broadens Comprehensive Product Offering in Oncology: Myriad currently sells market leading tests in oncology for hereditary cancer and companion diagnostics. EndoPredict answers another important clinical question for breast cancer patients by identifying which can safely forgo chemotherapy. Oncology customers can increasingly rely on Myriad as a single source trusted advisor answering questions across the entire continuum of care with unmatched quality.

Financing

Myriad intends to fund the transaction entirely through cash on hand. At the end of the fiscal third quarter Myriad had cash and cash equivalents of $286 million on hand.

Conference Call and Webcast

A conference call will be held today, Tuesday, May 31, 2016, at 4:30 p.m. EST to discuss Myriad’s acquisition of Sividon Diagnostics. The dial-in number for domestic callers is 1-888-224-7964. International callers may dial 1-303-223-4373. All callers will be asked to reference reservation number 21812274. An archived replay of the call will be available for seven days by dialing 1-800-633-8284 and entering the reservation number above. The conference call along with a slide presentation will also will be available through a live webcast at www.myriad.com.

About Myriad Genetics

Myriad Genetics Inc., is a leading personalized medicine company dedicated to being a trusted advisor transforming patient lives worldwide with pioneering molecular diagnostics. Myriad discovers and commercializes molecular diagnostic tests that: determine the risk of developing disease, accurately diagnose disease, assess the risk of disease progression, and guide treatment decisions across six major medical specialties where molecular diagnostics can significantly improve patient care and lower healthcare costs. Myriad is focused on three strategic imperatives: transitioning and expanding its hereditary cancer testing markets, diversifying its product portfolio through the introduction of new products and increasing the revenue contribution from international markets. For more information on how Myriad is making a difference, please visit the Company’s website: www.myriad.com.

Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, myPath, myRisk, Myriad myRisk, myRisk Hereditary Cancer, myChoice, myPlan, BRACAnalysis CDx, Tumor BRACAnalysis CDx, myChoice HRD, Vectra and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. or its wholly owned subsidiaries in the United States and foreign countries. MYGN-F, MYGN-G

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the acquisition of Sividon Diagnostics for €35 million upfront with the potential for €15 million in additional performance-based milestones; the Company’s expectation that the deal to be neutral to both revenue and earnings in fiscal year 2017; the EndoPredict test being the foundational product of the Company’s newly initiated kit-based strategy and allowing the Company to leverage its global oncology distribution to bring this important test to patients worldwide; the transitioning of the EndoPredict test to the Thermo Fisher QuantStudio platform as a key step in the international kit strategy; the EndoPredict test’s outperformance in its prognostic ability in a head-to head study; the Company’s estimate that the EndoPredict test market is less than 25 percent penetrated on a global basis and the EndoPredict test should benefit from a significant expansion in reimbursement in the coming years; the EndoPredict test being the foundational product in Myriad’s global kit based strategy; and the Company’s strategic directives under the caption “About Myriad Genetics.” These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those described or implied in the forward-looking statements. These risks include, but are not limited to: the risk that sales and profit margins of our existing molecular diagnostic tests and pharmaceutical and clinical services may decline or will not continue to increase at historical rates; risks related to our ability to transition from our existing product portfolio to our new tests; risks related to changes in the governmental or private insurers’ reimbursement levels for our tests or our ability to obtain reimbursement for our new tests at comparable levels to our existing tests; risks related to increased competition and the development of new competing tests and services; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that we may not successfully develop new markets for our molecular diagnostic tests and pharmaceutical and clinical services, including our ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying our molecular diagnostic tests and pharmaceutical and clinical services tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating our laboratory testing facilities; risks related to public concern over our genetic testing in general or our tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to our ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we license or acquire, including but not limited to our acquisition of a healthcare clinic in Germany; risks related to our projections about the potential market opportunity for our products; the risk that we or our licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying our tests; the risk of patent-infringement claims or challenges to the validity of our patents; risks related to changes in intellectual property laws covering our molecular diagnostic tests and pharmaceutical and clinical services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decision in the lawsuit brought against us by the Association for Molecular Pathology et al; risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” contained in Item 1A of our Annual report on Form 10-K for the fiscal year ended June 30, 2016, which has been filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

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